Exhibit 23.2

                               CONSENT OF COUNSEL

We consent to the use our name as it appears under the caption "Legal Matters" in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement (the "Registration Statement"). In giving such consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

April 5, 2000


                              /S/ NIXON PEABODY LLP
                              ----------------------
                                Nixon Peabody LLP